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                                  EXHIBIT 10.1


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                              AMENDMENT NO. 16 AND
                              FORBEARANCE AGREEMENT

     AMENDMENT NO. 16 AND FORBEARANCE AGREEMENT ("Agreement"), dated as of April 23, 1996, by and among EVERGREEN INTERNATIONAL AIRLINES, INC., an Oregon corporation ("EIA"), EVERGREEN AVIATION GROUND LOGISTICS ENTERPRISES, INC., a Delaware corporation ("EAGLE"), and EVERGREEN HELICOPTERS, INC., an Oregon corporation ("EHI"; and together with EIA and EAGLE, collectively, "Borrowers"), and EVERGREEN INTERNATIONAL AVIATION, INC., an Oregon corporation ("Evergreen"), EVERGREEN AIRCRAFT SALES AND LEASING CO., a Nevada corporation ("EASL"), EVERGREEN AGRICULTURAL ENTERPRISES, INC., an Oregon corporation ("Agricultural"), EVERGREEN AIR CENTER, INC., an Oregon corporation ("Air Center"), EVERGREEN EQUITY, INC., a Nevada corporation ("Equity"), EVERGREEN HELICOPTERS OF ALASKA, INC., an Alaska corporation ("EHA"), EVERGREEN HELICOPTERS INTERNATIONAL, INC., a Texas corporation ("EHII"), E&K PROPERTIES, INC., an Oregon corporation ("E&K"), and AMERICAN WORLD AVIATION, INC., a New York corporation ("AWA"; and together with Evergreen, EASL, Agricultural, Air Center, Equity, EHA, EHII, E&K and AWA, collectively, "Guarantors"), and CONGRESS FINANCIAL CORPORATION, a California corporation ("Lender").

                                   WITNESSETH

     WHEREAS, Lender, Borrowers and Guarantors have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated as of January 23, 1992, by and among Lender, Borrowers and Guarantors (as amended hereby, and as the same may be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, collectively, the "Financing Agreements"); and

     WHEREAS, Borrowers and Guarantors have requested that Lender forbear from exercising its rights as a result of certain Events of Default (as defined in the Loan Agreement) that have occurred and are continuing; and

     WHEREAS, Lender is willing to agree to forbear from exercising its rights and remedies on the terms and conditions contained herein;

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     NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows (the agreements, covenants and warranties of Borrowers and Guarantors being joint and several):

SECTION 1      DEFINITIONS

     1.1  Amendments to Definitions

          (a) All references to the term "Eligible Helicopter Inventory" in the Loan Agreement or any of the other Financing Agreements shall be deemed and each such reference is hereby amended to mean Inventory of EHI which is otherwise Eligible Inventory consisting of (i) spare helicopter engines or helicopter engine modules (A) which have less than 750 rated takeoff horsepower, (B) which are not affixed to or installed on any aircraft and (C) are reported to Lender for purposes of being considered Eligible Helicopter Inventory and (ii) Spare Parts for helicopter and other aircraft.

          (b) All references to the term "Interest Rate" in the Loan Agreement or any of the other Financing Agreements shall be deemed and each such reference is hereby amended to mean a rate of two and one-quarter percent (2-1/4%) per annum in excess of the Prime Rate, PROVIDED, THAT, (i) upon or at any time after any Event of Default or termination or non-renewal of the Loan Agreement, at Lender's option, the term "Interest Rate" shall mean a rate of four and one-quarter percent (4-1/4%) in excess of Prime Rate, and (ii) in the event that the outstanding amount of the Revolving Loans and/or Letter of Credit Accommodations, or the aggregate amount of the outstanding Revolving Loans, Letter of Credit Accommodations, the Term Loan and the Supplemental Term Loans exceed the amounts available under the Lending Formulas, the lending sublimits set forth in Section 2.1(d) of the Loan Agreement or Section 2.3(b) of the Loan Agreement or the Maximum Credit, as applicable, at Lender's option, the term "Interest Rate" shall mean a rate of four and one-quarter percent (4-1/4%) per annum in excess of the Prime Rate as to the amount of any such excess(es) (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent or whether made before or after an Event of Default).

          (c) All references to the term "Maximum Credit" in the Loan Agreement or any of the other Financing Agreements shall be deemed and each such reference is hereby amended to mean $45,000,000.

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     1.2  ADDITIONAL DEFINITIONS

     As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:

          (a) "Existing Defaults" shall mean the Events of Default that have occurred which are described on Exhibit A hereto.

          (b) "Maturity Date" shall mean June 23, 1996, PROVIDED, THAT, (i) the Maturity Date shall automatically be extended for successive periods of sixty
(60) days thereafter, unless Lender shall send written notice to Evergreen on a business day at any time prior to June 23, 1996 or the last day of any such sixty (60) day period that Lender does not want to extend the Maturity Date, and
(ii) in no event shall the Maturity Date be later than April 1, 1997.

          (c) "Sikorsky Skycrane" shall have the meaning set forth on Exhibit B hereto.

     1.3  INTERPRETATION

     All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement unless otherwise defined herein.

SECTION 2      ACKNOWLEDGMENT

     2.1  ACKNOWLEDGMENT OF OBLIGATIONS

     Each of Borrowers and Guarantors hereby acknowledges, confirms and agrees that as of the close of business on April 22, 1996, (a) EIA is indebted to Lender in respect of the Revolving Loans in the principal amount of $27,287,194.20, (b) EHI is indebted to Lender in respect of the Revolving Loans in the principal amount of $3,205,080.80, (c) EAGLE is indebted to Lender in respect of the Revolving Loans in the principal amount of $1,195,737.93,
(d) EAGLE is indebted to Lender in respect of the Term Loan in the principal amount of $923,433.21, and (e) EAGLE is indebted to Lender in respect of the Supplemental Term Loans in the principal amount of $110,225.76. All such Loans, together with interest accrued and accruing thereon, and costs, expenses and other charges now or hereafter payable by Borrowers to Lender, are unconditionally owing by Borrowers to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever. Each of Guarantors acknowledges, confirms and agrees that the obligations, liabilities and indebtedness of each of them to Lender for the payment and performance of the Obligations pursuant

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to their respective Guarantees are unconditionally owing to Lender without offset, defense or counterclaim of any kind, nature or description whatsoever.

     2.2  ACKNOWLEDGMENT OF SECURITY INTERESTS

     Each of Borrowers and Guarantors hereby acknowledges, confirms and agrees that Lender has and shall continue to have valid, enforceable and perfected liens upon and security interests in the Collateral and the Guarantor Collateral heretofore granted to Lender pursuant to the Financing Agreements or otherwise granted to or held by Lender.

     2.3  BINDING EFFECT OF DOCUMENTS

     Each of Borrowers and Guarantors hereby acknowledges, confirms and agrees that: (a) each of the Financing Agreements to which it is a party has been duly executed and delivered to Lender by Borrowers or Guarantors, as the case may be, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of Borrowers or Guarantors contained in such documents constitute the legal, valid and binding obligations of Borrowers or Guarantors, as the case may be, enforceable against it in accordance with their respective terms and Borrowers and Guarantors have no valid defense to the enforcement of such obligations, and (c) Lender is and shall be entitled to the rights, remedies and benefits provided for in the Financing Agreements.

SECTION 3      FORBEARANCE OF CERTAIN EVENTS OF DEFAULT

     3.1  ACKNOWLEDGMENT OF DEFAULT

          (a) Each of Borrowers and Guarantors hereby acknowledges and agrees that the Existing Defaults have occurred and are continuing, each of which constitutes an Event of Default and entitles Lender to exercise its rights and remedies under the Financing Agreements, applicable law or otherwise. Lender has not waived, presently does not intend to waive and may never waive such Existing Defaults and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute any such waiver. Each of Borrowers and Guarantors hereby acknowledges and agrees that Lender has the right to declare the Obligations to be immediately due and payable under the terms of the Financing Agreements and that demand for payment of the Obligations is hereby deemed to have been made against Borrowers and Guarantors under the Financing Agreements.

          (b) Borrowers have advised Lender that there are or may be existing Events of Default other than the Existing Defaults and that Borrowers will after the date hereof be seeking the agreement of Lender to waive such Events of Default or forbear from the exercise of Lender's rights and remedies as a result of such Events of Default. Each of Borrowers agrees that by no later than May 7, 1996, Borrower shall provide Lender with a complete and correct list of such Events of Default, in a form and substance satisfactory to Lender. Upon receipt of such list, Lender will consider Borrowers' request. Nothing contained herein shall be construed to require Lender to waive such Events of Default or to forbear from the exercise of its rights or remedies as a result of such Events of Default or to entitle Borrowers or Guarantors to such waiver or forbearance.

     3.2  FORBEARANCE

          (a) In reliance upon the representations, warranties and covenants of Borrowers and Guarantors contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Lender agrees to forbear from exercising its rights and remedies under the Financing Agreements, applicable law or otherwise, to the effect that the rights and benefits otherwise available to Borrowers under the Loan Agreement in the absence of an Event of Default shall continue subject to the amendments and modifications contained herein until the earliest of the following dates (the earliest of such dates being referred to herein as the "Termination Date"):

          (i) the date ten (10) days after the date of written notice (by facsimile or otherwise) by Lender to Evergreen of the termination of such agreement by Lender to forbear from exercising its rights and remedies as set forth herein,

          (ii)  the Maturity Date,

          (iii) the date of the occurrence of any Event of Default, other than the Existing Defaults,

          (iv) the date any person to whom any of Borrowers or Guarantors is indebted or from whom any of Borrowers or Guarantors leases any aircraft (including any person to whom the lessor has assigned its rights as collateral for the Indebtedness of such lessor) shall terminate any existing or future agreement by such party to forbear as to any defaults in connection with such Indebtedness or under any agreements related thereto or the waiver of any such defaults by such person shall cease or terminate,

          (v) the date any person to whom any of Borrowers or Guarantors is indebted or from whom any of Borrowers or Guarantors leases any aircraft (including any person to whom the lessor has assigned its rights as collateral for the Indebtedness of such lessor), other than Cargill Financial Services

     Corporation, shall take or threaten to take any action as a result of any default in connection with such Indebtedness or under any agreements related thereto, including, without limitation, sending any notice of a default under such agreement to Lender as contemplated by the intercreditor agreement between Lender and such party (or its predecessor, successor or assignee), demanding repayment of all or any portion of the Indebtedness of Borrowers or Guarantors to such party, the commencement of any legal proceedings to enforce any of its rights or remedies as a creditor against any of Borrowers or Guarantors or any of their respective assets or properties, demanding additional collateral or guarantees, charging a higher rate of interest or any fees with respect to such Indebtedness, requiring a change in the scheduled amortization or maturity date of such Indebtedness or exercising, or threatening to exercise, any of the other rights or remedies of such a party as a result of such default, whether under the agreements, applicable law or otherwise, or

          (vi) the date Cargill Financial Services Corporation shall obtain a judgment against any of Borrowers or Guarantors or their respective properties or assets or shall commence any legal proceeding against any of Borrowers or Guarantors or their respective properties or assets or shall take any other action to seek to collect Indebtedness of Evergreen payable to it or against any assets or properties of any of Borrowers or Guarantors, except for the commencement of a suit for the collection of the Indebtedness due to Cargill Financial Services Corporation evidenced by the Senior Notes.

     (b) Upon the Termination Date, the agreement of Lender to forbear shall automatically and without further action terminate and be of no force and effect, it being understood and agreed that the effect of such termination will be to permit Lender to exercise such rights and remedies immediately, including, but not limited to, (i) ceasing to make any further Loans or provide any further Letter of Credit Accommodations, and (ii) the acceleration of the Obligations; in either case without any further notice, passage of time or forbearance of any kind.

     (c) Each of Borrowers and Guarantors agrees that all of the Obligations shall, if not sooner paid, be absolutely and unconditionally due and payable in full in cash by Borrower to Lender on the Termination Date. In addition, at any time on or after the Termination Date, Lender shall have the right to terminate any provision of the Loan Agreement relating to future Loans or Letter of Credit Accommodations by Lender to Borrowers. No termination of the Loan Agreement or any provision thereof shall relieve or discharge any of Borrowers or Guarantors of their duties, covenants and obligations under the Loan Agreement and the other Financing Agreements until all Obligations have been finally paid in full. Lender may, at its sole and exclusive option, extend the Maturity Date by giving written notice to Evergreen.

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     3.3  NO OTHER WAIVERS; RESERVATION OF RIGHTS

          (a) Lender has not waived, is not by this Agreement waiving, and has no intention of waiving, any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Existing Defaults or otherwise), and except as expressly set forth in Section 3.2 hereof, Lender has not agreed to forbear with respect to any of its rights or remedies concerning any Events of Default (other than the Existing Defaults), which may have occurred or are continuing as of the date hereof or which may occur after the date hereof.

          (b) Subject to Section 3.2 above, Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies under the Loan Agreement and the other Financing Agreements as a result of any Events of Default which may be continuing on the date hereof or any Event of Default which may occur after the date hereof, and Lender has not waived any of such rights or remedies, and nothing in this Agreement, and no delay on its part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

     SECTION 4 RELEASE

          4.1  RELEASE

          (a) In consideration of the agreements of Lender contained herein and the making of loans by Lender to Borrowers pursuant to the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Borrowers and Guarantors on behalf of itself and its successors, assigns, and other legal representatives, hereby, jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges the Lender, its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Lender and all such other parties being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, know or unknown, suspected or unsuspected, both at law and in equity, which each of Borrowers and Guarantors, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, as amended and supplemented through the date hereof and the other Financing Agreements.

          (b) Each of Borrowers and Guarantors understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

          (c) Each of Borrowers and Guarantors agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.

     4.2  COVENANT NOT TO SUE

     Each of Borrowers and Guarantors, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, jointly and severally, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any of Borrowers or Guarantors pursuant to Section 4.1 above. If any of Borrowers or Guarantors violates the foregoing covenant, each of Borrowers and Guarantors agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

SECTION 5.     AMENDMENTS AND SUPPLEMENTS

          5.1  REVOLVING LOANS

          (a) Section 2.1(a)(i) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          "(i) eighty percent (80%) of the Net Amount of the Eligible Accounts of EIA (or such greater or lesser percentage thereof as Lender may in good faith determine from time to time), plus"

          (b) Section 2.1(b)(i) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          "(i) eighty percent (80%) of the Net Amount of the Eligible Accounts of EHI (or such greater or lesser percentage thereof as Lender may in good faith determine from time to time), plus"

          (c) Section 2.1(c) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          "(c) Subject to, and upon the terms and conditions contained herein, at the request of EAGLE or Evergreen as agent for EAGLE (as hereinafter provided), Lender shall, in its good faith discretion, make Revolving Loans to EAGLE, in such amounts from time to time as Lender shall in good faith determine, in its discretion, of up to eighty percent (80%) of the Net Amount of Eligible Accounts of EAGLE (or such greater or lesser percentage thereof as Lender may in good faith determine from time to time)."

     5.2  INVENTORY LOAN LIMIT

     Section 2.1(d)(i) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          "(i) the aggregate unpaid principal amount of the Revolving Loans to EIA and EHI outstanding at any time based on the Eligible Inventory of EIA and EHI regardless of the amounts of such Eligible Inventory shall not exceed $25,000,000; and"

     5.3  SUPPLEMENTAL TERM LOAN

          (a) The Supplemental Term Loan made by Lender to EAGLE on May 11, 1992 in the original principal amount of $508,735 and the Supplemental Term Loan made by Lender to EAGLE on November 30, 1992 in the original principal amount of $317,000 are and shall remain (A) evidenced by the respective Supplemental Term Notes, (B) to be repaid, together with interest and other amounts payable thereunder in accordance with the terms and provisions of such Supplemental Term Note, Loan Agreement and the other Financing Agreements, and (C) secured by all of the Collateral.

          (b) Section 2.3 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor: "[Intentionally omitted]."

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     5.4  LETTER OF CREDIT ACCOMMODATIONS

     Section 2.4(f) is hereby deleted in its entirety and the following substituted therefor:

          "(f) Notwithstanding anything to the contrary contained herein or in any of the other Financing Agreements, except in Lender's discretion, the aggregate amount of all Letter of Credit
     Accommodations pursuant hereto and all other commitments and obligations made or incurred by Lender pursuant hereto for the account or benefit of Borrowers in connection therewith outstanding at any time shall not exceed $4,000,000."

     5.5  EARLY TERMINATION FEE

     Section 9.1(f) of Loan Agreement is hereby deleted in its entirety and the following substituted therefor:


          "(f) If Lender terminates this Agreement or the other Financing Agreements upon the occurrence of an Event of Default or at the request of Borrowers prior to the Renewal Date or other than on any anniversary of the Renewal Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers hereby agree to pay to Lender upon the effective date of such termination, an early termination fee in an amount equal to three percent (3%) of the Maximum Credit if such termination is effective prior to April 1, 1997."

     5.6  SALES OF ASSETS

     Section 6.9(b) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          "(b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or Indebtedness to any other Person or any of their respective properties or assets to any other Person, EXCEPT:

          (i)   sales of Inventory in the ordinary course of business,

          (ii)  sales of Equipment as permitted under Section 6.12,

          (iii) sales, assignments, leases, transfers or other dispositions of real property, aircraft or aircraft engines."

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     5.7  RELEASE OF SIKORSKY SKYCRANE

          (a) Subject to the terms and conditions contained herein, Lender shall, upon the written request of Evergreen, at the expense of Borrowers, release the then existing security interests granted by Equity to Lender in the Sikorsky Skycrane. In order to effectuate such release, Lender shall execute and deliver to Evergreen appropriate releases, in form and substance satisfactory to Lender, to evidence such release of the Sikorsky Skycrane from the security interests of Lender.

          (b) Lender shall deliver the releases of such security interests of Lender with respect to the Sikorsky Skycrane as provided in Section 5.7(a) above upon the receipt by Lender of not less than $5,000,000 in cash or other immediately available funds from the net cash proceeds of either (i) the sale by Equity of the Sikorsky Skycrane in a BONA FIDE transaction or (ii) loans from a third party based on the value of the Sikorsky Skycrane, the repayment of which are secured by the Sikorsky Skycrane as collateral, PROVIDED, THAT, (A) after giving effect to such sale or refinancing no Event of Default shall arise as a result thereof, (B) all such amounts received by Lender shall be free and clear of any claims, security interests or other rights of any other person, or any restrictions or limitations with respect thereto, and (C) such sale or refinancing, and the payment of such amounts to Lender, shall not breach or violate any of the terms of any material agreement to which any of Borrowers, Guarantors or Additional Guarantors is a party or by which any of them or its assets are bound. Nothing contained in this Section 5.7 shall be construed to limit, waive or otherwise affect any of the terms of the Loan Agreement or otherwise affect any of the terms of the Loan Agreement or the other Financing Agreements, EXCEPT, THAT, notwithstanding anything to the contrary contained in the other Financing Agreements, Equity shall be permitted to sell the Sikorsky Skycrane to the extent it complies with the terms of this Section 5.7. Such releases shall only be effective upon the consummation of such sale or refinancing and the satisfaction of the conditions set forth in this
Section 5.7(b).

          (c) Lender shall apply all of the $5,000,000 received by Lender as set forth above to the repayment of the Obligations in such order and manner as Lender may determine and upon the application of such proceeds, Lender may establish a reserve in such amount.

          5.8  REPAYMENT OF OBLIGATIONS OF EAGLE

          (a) Subject to the terms and conditions contained herein, Lender shall, upon the written request of Evergreen, at the expense of Borrowers, release the then existing security interests granted by EAGLE to Lender in the assets of EAGLE and terminate the Guarantee by EAGLE in favor of Lender. In order to effectuate such release and termination, Lender shall execute and deliver to Evergreen UCC-3 terminations, in form and substance satisfactory to Lender, to evidence such release of the assets of EAGLE from the security interests of Lender and execute and deliver to Evergreen a termination of the Guarantee by EAGLE in favor of Lender, in form and substance satisfactory to Lender.

          (b) Lender shall deliver the UCC-3 terminations and the termination of the Guarantee as provided in Section 5.8(a) above upon the receipt by Lender in cash or other immediately available funds of not less than the amount equal to the sum of the then outstanding Obligations of EAGLE relating to the Revolving Loans to EAGLE (including principal, interest, fees, costs and expenses related thereto) plus $6,000,000 from the net cash proceeds of either the sale of any of the assets, business and properties of EAGLE or the sale of capital stock of EAGLE, in each case in a BONA FIDE transaction or loans to EAGLE or proceeds of a cash equity capital contribution to EAGLE in each case in a BONA FIDE transaction; PROVIDED, THAT:

          (i) after giving effect to such sale, refinancing or equity contribution, no Event of Default shall arise as a result thereof;

          (ii) all such amounts received by Lender shall be free and clear of any claims, security interests or other rights of any other person, or any restrictions or limitations with respect thereto;

          (iii) such sale, refinancing or equity contribution, and the payment of such amounts to Lender, shall not breach or violate any of the terms of any material agreement to which any of Borrowers, Guarantors or Additional Guarantors is a party or by which any of them or its assets are bound;

          (iv) Lender shall have received, in form and substance satisfactory to Lender, evidence that all obligations, liabilities and Indebtedness of EAGLE to the other Borrowers, Guarantors and Additional Guarantors shall have been paid or otherwise satisfied in full, except for (A) indebtedness, if any, arising from the sale of goods or rendition of services by such other Borrowers, Guarantors or Additional Guarantors to EAGLE in the ordinary course of their respective businesses to the extent such sale of goods or rendition of services are on prices and terms no less favorable to such Borrowers, Guarantors or Additional Guarantors than would have been obtained in an arm's length transaction with a non-affiliated person, and
     (B) existing obligations, liabilities and Indebtedness of EAGLE to the other Borrowers, Guarantors and Additional Guarantors outstanding as of the date of the delivery by Lender of the UCC-3 terminations and the termination of the Guarantee not to exceed, in the aggregate, an amount equal to $2,000,000 minus the amount of the liability of Borrowers, Guarantors and Additional Guarantors with respect to Indebtedness or other obligations of EAGLE as described in subsection (v) below;

          (v) Lender shall have received, in form and substance satisfactory to Lender, evidence that any guarantees or other obligations of the other Borrowers, Guarantors and Additional Guarantors with respect to Indebtedness or other obligations of EAGLE to or for the benefit of third parties shall have been unconditionally terminated and such Borrowers, Guarantors and Additional Guarantors shall have no further liability (contingent or otherwise) in connection therewith, EXCEPT, THAT, such guarantees or other obligations of EIA, EHI, Guarantors and Additional Guarantors may continue so long as the liability thereunder (contingent or otherwise) does not exceed, in the aggregate, an amount equal to $2,000,000 minus the amount of the existing obligations, liabilities and indebtedness of EAGLE to the other Borrowers, Guarantors and Additional Guarantors which remain outstanding as of the date of the delivery by Lender of the UCC-3 terminations and the termination of the Guarantee as contemplated by subsection (iv) above;

          (vi) Lender shall have received, in form and substance satisfactory to Lender, a subordination agreement duly authorized, executed and delivered by EAGLE, providing for, INTER ALIA, the subordination in right of payment of all amounts owing by the other Borrowers, Guarantors and Additional Guarantors to EAGLE to the indefeasible payment and satisfaction in full of the Obligations PROVIDED, THAT, in the event that the proceeds received by Lender as provided above are from loans or a cash equity contribution to EAGLE, under the terms of such subordination, (A) Evergreen shall be permitted to make payments of the Indebtedness owing by Evergreen to EAGLE so long as no Event of Default shall exist or have occurred, and (B) the other Borrowers, Guarantors and Additional Guarantors shall be permitted to make payments in respect of Indebtedness owing to EAGLE arising from the sale of goods or rendition of services by EAGLE to such other Borrowers, Guarantors and additional Guarantors in the ordinary course of their respective businesses to the extent such sale of goods or rendition of services are on prices and terms no less favorable to such Borrowers, Guarantors or Additional Guarantors then would have been obtained in an arm's length transaction with a non-affiliated person;

          (vii) Lender shall have received, in form and substance satisfactory to Lender, a release in favor of Lender substantially in the form of Exhibit C hereto, duly authorized, executed and delivered by EAGLE, providing for, INTER ALIA, the release by EAGLE, its shareholders, officers, directors or employees, of Lender, its shareholders, officers, directors, employees or representatives from all claims, liabilities, actions or causes of action, at law or in equity, known or unknown that EAGLE or any of its shareholders, officers, directors or employees had or may have against Lender or any of its officers, directors, employees, agents or representatives;

          (viii) Lender shall have received an agreement, in form and substance satisfactory to Lender, by EAGLE and the other Borrowers, Guarantors and Additional Guarantors, duly authorized, executed and delivered by each of them, amending the Loan Agreement to reflect, INTER ALIA, that EAGLE has no further right to request or receive Loans or Letter of Credit Accommodations and that EAGLE is otherwise no longer a Borrower for purposes of the Loan Agreement or any of the other Financing Agreements.

          (c) Lender shall apply the net cash proceeds received by Lender as described in Section 5.8(b) above to the Obligations of EAGLE relating to the Revolving Loans to EAGLE (including principal, interest, fees, costs and expenses related thereto) and such portion of the $6,000,000 received in addition thereto as may be required to the repayment of all other Obligations of EAGLE to Lender (other than the Obligations arising pursuant to the Guarantees by EAGLE of the Obligations of EIA and EHI) in such order and manner as Lender shall determine. The remaining balance of such $6,000,000 shall be applied by Lender to the Obligations of the other Borrowers in such order and manner as Lender shall determine, and upon such application Lender shall establish a reserve in such amount.

          (d) The UCC-3 terminations and the termination of the Guarantee of EAGLE to be delivered by Lender as provided in Section 5.8(a) above shall only be effective upon the consummation of the sale of any of the assets, business and properties of EAGLE or the sale of capital stock of EAGLE or the loans or equity capital contribution as described in Section 5.8(b) above and the satisfaction of the conditions set forth in Section 5.8(b) above. Nothing contained herein shall be construed to limit, waive or otherwise affect any of the terms of the Loan Agreement or the other Financing Agreements, except for
Section 6.9(b) of the Loan Agreement to the extent of the sale of assets of EAGLE, so long as all of the conditions set forth in Section 5.8(b) above are satisfied in connection with such sale. If, after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, Lender is for any reason compelled to surrender such payment or proceeds to any Person, because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived, reinstated and continue and the Guarantee of EAGLE and its other Obligations under the Loan

Agreement and the other Financing Agreements shall continue in full force as if such payment or proceeds had not been received by Lender and the conditions contained in Section 5.8(b) had not been satisfied, and EAGLE and the other Borrowers, Guarantors and Additional Guarantors shall be liable to pay to Lender, and hereby indemnify Lender and hold Lender harmless for, the amount of such payment or proceeds surrendered. The provisions of this Section 5.8(d) shall be and remain effective notwithstanding any contrary action taken by Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to Lender's rights and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 5.8(d) shall survive the termination of the Guarantee of EAGLE and its other Obligations under the Loan Agreement and the other Financing Agreements.

          5.9  AMENDMENT TO GUARANTEES

     All references to the term "Accounts Financing Agreement [Security Agreement]" in each of the Guarantees shall be deemed and each such reference is hereby amended to mean the Loan Agreement as defined herein.

          5.10 TERMINATION OF LETTER AGREEMENT

     The letter agreement, dated January 23, 1992, by and among Lender, Borrowers and Guarantors with respect to certain sales of assets by Air Center and Agricultural and the release of their Guarantees is hereby terminated and of no further force and effect.

          5.11 AMENDMENT AND EXTENSION FEE

     Borrowers shall pay to Lender a fee in an amount equal to $29,000, which fee shall be fully earned as of and payable on the date hereof and Borrowers shall pay to Lender every sixty (60) days, a fee in an amount equal to $29,000 in respect of each sixty (60) day period (or part thereof) after June 23, 1996 prior to the Maturity Date, which fee shall be fully earned as of and payable in advance on the first day of each such sixty (60) day period.

SECTION 6.     REPRESENTATIONS, WARRANTIES AND COVENANTS

     Borrowers and Guarantors hereby jointly and severally represent, warrant and covenant with and to Lender as follows:

     6.1  BINDING EFFECT OF DOCUMENTS

     This Agreement and the other Financing Agreements have been duly executed and delivered to the Lender by each of Borrowers and Guarantors and are in full force and effect. The agreements and obligations of each of Borrowers and Guarantors contained in such documents constitute legal, valid and binding obligations of each such party enforceable by Lender against each such party in accordance with their respective terms.

     6.2  NO CONFLICT, ETC.

     The execution and delivery and performance of this Agreement by each of Borrowers and Guarantors will not violate any material agreement, instrument or undertaking by which it is bound, and will not result in, or require, the creation or imposition of any lien, charge, security interest or other encumbrance on any of its properties or revenues.

     6.3  ADDITIONAL EVENTS OF DEFAULT

     The parties hereto acknowledge, confirm and agree that the failure of any of Borrowers or Guarantors to comply with the covenants, conditions and agreements contained herein or in any other agreement, document or instrument at any time executed and/or delivered by any of Borrowers or Guarantors with, to or in favor of Lender shall constitute an Event of Default under the Loan Agreement and the other Financing Agreements. In the event that any person to whom any of Borrowers and Guarantors is indebted (other than Cargill Financial Services Corporation) shall at any time exercise any of its rights or remedies against any of Borrowers or Guarantors or their respective properties or assets or Cargill Financial Services Corporation shall obtain a judgment against any of Borrowers or Guarantors or their respective assets or properties or shall commence any legal proceeding against any of Borrowers or Guarantors or shall take any other action to seek to collect Indebtedness of Borrowers or Guarantors payable to it or against any assets or properties of any of Borrowers or Guarantors, except for the commencement of a suit for the collection of the Indebtedness due to Cargill Financial Services Corporation evidenced by the Senior Notes, any such event shall constitute an Event of Default (and shall not in any event be deemed to constitute an Existing Default).

SECTION 7.     CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT

     The effectiveness of the terms and provisions of Section 3.2 of this Agreement shall be subject to the receipt by Lender of each of the following, in form and substance satisfactory to Lender:

          (a) an original of this Agreement, duly authorized, executed and delivered by Borrowers and Guarantors;

          (b) an original of the Validity Guaranty by Delford M. Smith in favor of Lender, duly executed and delivered by Delford M. Smith.

SECTION 8.     PROVISIONS OF GENERAL APPLICATION

     8.1  EFFECT OF THIS AGREEMENT

     Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Agreement and the other Financing Agreements, the terms of this Agreement shall control. The Loan Agreement and this Agreement shall be read and construed as one agreement.

     8.2  COSTS AND EXPENSES

     Borrowers and Guarantors absolutely and unconditionally agree to pay to the Lender, on demand by the Lender at any time and as often as the occasion therefor may require, whether or not all or any of the transactions contemplated by this Agreement are consummated: (a) all fees and disbursements of any counsel to Lender in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements delivered in connection with the transactions contemplated hereby and (b) expenses which shall at any time be incurred or sustained by the Lender or any of its directors, officers, employees or agents as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby.

     8.3  FURTHER ASSURANCES

     The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

     8.4  RELIEF FROM STAY

     Each of Borrowers and Guarantors agrees that in the event any of Borrowers or Guarantors commences or has commenced against it any proceeding under the U.S. Bankruptcy Code or any similar statute, Lender shall be entitled to relief from any automatic stay imposed by Section 362 of the U.S. Bankruptcy Code or otherwise on or against the exercise of the rights and remedies otherwise available to Lender.

     8.5  MERGER

     This Agreement and the documents executed in connection herewith represent the entire expression of the agreement of Borrowers, Guarantors and Lender regarding the matters set forth herein. No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made, except by a written agreement signed by Borrowers and a duly authorized officer of Lender, except for any extension of the Maturity Date which shall only require execution by a duly authorized officer of Lender.

     8.6  GOVERNING LAW

     The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal substantive laws of the State of New York.

     8.7  BINDING EFFECT

     This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     8.8  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     All representations and warranties made in this Agreement or any other document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

     8.9  SEVERABILITY

     Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confirmed to the provision so held to be invalid or unenforceable.

     8.10 REVIEWED BY ATTORNEYS

     Each of Borrowers and Guarantors represents and warrants that it
(a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement and document executed in connection herewith with, such attorneys and other persons as each of Borrowers and Guarantors may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any person. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

     8.11 MUTUAL WAIVER OF RIGHT OF JURY TRIAL

     LENDER, BORROWERS AND GUARANTORS EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (A) THIS AGREEMENT, OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS REFERRED TO HEREIN; OR (B) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN OR AMONG THEM; (C) ANY CONDUCT, ACTS OR OMISSIONS OF LENDER OR ANY OF BORROWERS OR GUARANTORS OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH THEM; IN EACH OF THE FOREGOING CASES, WHETHER IN CONTRACT OR TORT OR OTHERWISE.


     8.12 COUNTERPARTS

     This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

     IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

                                   EVERGREEN INTERNATIONAL AVIATION, INC.
                                   EVERGREEN INTERNATIONAL AIRLINES, INC.


                                   By:
                                        --------------------------------------
                                   Title: ____________________________ of each

ACKNOWLEDGED AND AGREED:
EVERGREEN AVIATION GROUND LOGISTICS ENTERPRISES, INC.
EVERGREEN HELICOPTERS, INC.
EVERGREEN AIRCRAFT SALES AND LEASING CO.
EVERGREEN AGRICULTURAL ENTERPRISES, INC.
EVERGREEN AIR CENTER, INC.
EVERGREEN EQUITY, INC.
EVERGREEN HELICOPTERS OF ALASKA, INC.
EVERGREEN HELICOPTERS INTERNATIONAL, INC.
E&K PROPERTIES, INC.
AMERICAN WORLD AVIATION, INC.

By:
    --------------------------------
Title:  ___________________________ of each

AGREED:

CONGRESS FINANCIAL CORPORATION

By:
   ________________________________
Title:
      _____________________________